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                                                  EXHIBIT 5.1





                                                     -3000



                              April 25, 1997


Xytronyx, Inc.
6730 Mesa Ridge Road
Suite A
San Diego, California  92121

     Re:  19,831,145 shares of Common Stock
          and 6,500,188 Class A Warrants to
          Purchase Common Stock
          ---------------------

Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Xytronyx, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of:
(a) 19,831,145 shares (the "Shares") of Common Stock, $0.02 par value, of the Company (the "Common Stock"), comprised of (i) 10,416,978 shares of Common Stock issuable upon the conversion of shares of Series A Convertible Preferred Stock ("Convertible Preferred Stock"); (ii) 5,250,150 shares of Common Stock issuable upon the exercise of currently exercisable Class A Warrants (the "Class A Warrants"); (iii) 309,734 shares of Common Stock issuable upon the exercise of currently exercisable Class B Warrants (the "Settlement Warrants"); (iv) 1,250,038 shares of Common Stock issuable upon the exercise of certain Unit Purchase Warrants (the "Unit Purchase Warrants"); and (v) 2,604,245 shares of Common Stock issuable upon the exercise of certain Advisory Options (the "Advisory Options"); and (b) 6,500,188 Class A Warrants to purchase shares of Common Stock (the "Class A Warrants"), on behalf of certain holders of these securities named in the Registration Statement, and on behalf of the holders of the Settlement Warrants. The Settlement Warrants were previously offered and distributed to the holders thereof in an offering exempt from registration under the Securities Act pursuant to Section 3(a)(10) thereof. You have requested that we furnish our opinion as to the matters set forth below.

          In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials

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and other instruments as we have considered necessary or advisable for the purpose of this opinion. We have relied as to factual matters on certificates or other documents furnished by the Company or its officers and directors and by governmental authorities and upon such other documents and data as we have deemed appropriate. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions.

          We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

          Subject to the foregoing and to the assumption that the Advisory Options will not be exercised until appropriate action has been taken to increase the authorized Common Stock of the Company, so that the shares of Common Stock underlying the Advisory Options, when taken together with the shares of Common Stock theretofore issued or reserved (or required to be reserved) for issuance, will not exceed the authorized Common Stock of the Company, and based on such examination, we are of the opinion that (i) the Shares have been duly authorized and, upon delivery and payment therefor in accordance with the terms of the Convertible Preferred Stock, Class A Warrants, Settlement Warrants, Unit Purchase Warrants and the Advisory Options (when exercised), respectively, will be validly issued, fully paid and nonassessable, and (ii) the Class A Warrants have been duly authorized and validly issued.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm which appears in the Prospectus constituting a part thereof under the caption "Legal Opinions." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                              Very truly yours,


                              /s/ Donovan Leisure Newton & Irvine